NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces First Quarter 2015 Results

•	Adjusted earnings per share increases to $0.46, an all time record for the first quarter; GAAP EPS of $0.34 up from $0.31 in the prior year

•	Achieves 22nd consecutive quarter of adjusted EPS growth

•	Color, Additives and Inks and Specialty Engineered Materials deliver record first quarter results despite weaker euro which reduced EPS by $0.023 versus the prior year

•	Company plans to announce Platinum Vision and aggressive new financial goals at its May 18th Investor Day in New York City

CLEVELAND - April 30, 2015 - PolyOne Corporation (NYSE: POL) today reported its first quarter results for 2015. Adjusted earnings per share increased to an all-time high of $0.46, up from $0.44 in the first quarter of 2014. GAAP earnings per share of $0.34 in the first quarter of 2015 increased from $0.31 in the first quarter of 2014. Special items for the first quarter of 2015 included realignment charges and one-time tax adjustments, which resulted in a net after-tax charge of $11.4 million, or $0.12 per share (see Attachment 3).

“I am pleased to report record adjusted earnings per share of $0.46 for the first quarter,” said Robert M. Patterson, president and chief executive officer, PolyOne Corporation. “Our established specialty segments Color, Additives and Inks and Specialty Engineered Materials led the way, as both delivered their highest levels of first quarter operating income in company history. In fact, Specialty Engineered Materials delivered its highest return on sales ever at 16.3%.”

Mr. Patterson added, “When you consider that 35% of the revenue from these two segments is in Europe, this is truly exceptional performance. The weaker euro reduced our adjusted EPS by $0.023 versus the prior year.”

The average exchange rate for the euro fell 18% from $1.37 in the first quarter of 2014 to $1.13 in the first quarter of 2015.

“Our first quarter results highlight the power of specialization as Color and Engineered Materials delivered double digit operating income growth in a very challenging environment. This would not have been possible had we not transitioned these businesses to specialty,” said Mr. Patterson.

The company also noted that the precipitous decline in raw material prices led to widespread industry inventory destocking during the quarter. This negatively impacted customer orders, most notably in PPS and Distribution. Revenue for the first quarter of 2015 was $873 million, compared to $1.0 billion in the first quarter of 2014. As expected, the decline resulted from destocking, lower selling prices in Distribution, unfavorable foreign exchange, and the ongoing integration of legacy Spartech.

Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation, said, “In January and February, we observed significant customer order delays in PPS, POD and DSS as customers worked through on-hand inventories. As raw material prices stabilized, we saw March activity improve and expect demand patterns to normalize in the second quarter.”

Mr. Richardson continued, “DSS was also impacted by ongoing costs associated with our efforts to improve service, on time delivery and quality as we align assets with our customers’ needs.”

Commenting on the company’s outlook, Mr. Patterson said, “We are highly confident in our ability to deliver double-digit EPS growth for the year, which remains our annual objective. In 2015, we expect this growth to be driven by ongoing mix improvement led by Global Color, Additives and Inks and Global Specialty Engineered Materials. We also expect to benefit broadly from a recovery in end market demand as raw material prices stabilize.”

Mr. Patterson added, “Beyond 2015, we see tremendous growth upside as we continue to execute our four-pillar strategy and complete the integration of Spartech. We look forward to sharing our Platinum Vision for the future and our ambitious goals for 2020 during our upcoming Investor Day to be held on May 18th.”

About PolyOne
PolyOne Corporation, with 2014 revenues of $3.8 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises Pledge(SM), PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the closure of manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen loss of customers and/or disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates; amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment, that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired companies into our operations, retain the management teams of acquired companies and retain relationships with customers of acquired companies including, without limitation, Spartech Corporation and/or Accella Performance Materials; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2015	2014

Sales	$873.1	$1,002.3
Operating income	70.1	56.4
Net income attributable to PolyOne shareholders	30.2	29.4
Basic earnings per share attributable to PolyOne shareholders	$0.34	$0.31
Diluted earnings per share attributable to PolyOne shareholders	$0.34	$0.31

Senior management uses comparisons of adjusted net income attributable to PolyOne shareholders and diluted earnings per share (EPS) attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measures calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to PolyOne shareholders	$30.2	$0.34	$29.4	$0.31
Special items, after tax (Attachment 3)	11.4	0.12	12.5	0.13
Adjusted net income / EPS	$41.6	$0.46	$41.9	$0.44

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2015	2014

Sales	$873.1	$1,002.3
Cost of sales	703.3	814.1
Gross margin	169.8	188.2
Selling and administrative expense	99.7	131.8
Operating income	70.1	56.4
Interest expense, net	(16.1)	(15.5)
Other expense, net	(0.7)	(1.0)
Income before income taxes	53.3	39.9
Income tax expense	(23.1)	(10.7)
Net income	30.2	29.2
Net loss attributable to noncontrolling interests	—	0.2
Net income attributable to PolyOne common shareholders	$30.2	$29.4

Earnings per common share attributable to PolyOne common shareholders - Basic:	$0.34	$0.31
Earnings per common share attributable to PolyOne common shareholders - Diluted:	$0.34	$0.31

Cash dividends declared per share of common stock	$0.10	$0.08

Weighted-average shares used to compute earnings per share:
Basic	89.2	94.5
Diluted	90.1	95.7

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2015	2014
Cost of sales:
Employee separation and restructuring costs	$(7.9)	$(11.0)
Reimbursement of previously incurred environmental costs	0.5	—
Environmental remediation costs	(1.5)	(0.9)
Impact on cost of sales	(8.9)	(11.9)

Selling and administrative expense:
Employee separation and restructuring costs	(2.7)	(10.1)
Acquisition/divestiture related costs	(0.5)	(0.2)
Legal related and other	2.8	(0.7)
Impact on selling and administrative expense	(0.4)	(11.0)

Impact on operating income and income before income taxes	(9.3)	(22.9)

Income tax benefit on special items	3.8	8.8
Tax adjustments(2)	(5.9)	1.6
Impact of special items on net income attributable to PolyOne Shareholders	(11.4)	(12.5)

Basic earnings per common share impact	$(0.13)	$(0.13)
Diluted earnings per common share impact	$(0.12)	$(0.13)

Weighted average common shares used to compute earnings per share:
Basic	89.2	94.5
Diluted	90.1	95.7

(1) Special items are a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phase-in costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties, remediation costs and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; unrealized gains and losses from foreign currency option contracts; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense (benefit) from one-time income tax items and deferred income tax valuations allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$226.4	$238.6
Accounts receivable, net	445.0	396.8
Inventories, net	297.9	309.0
Other current assets	83.8	98.3
Total current assets	1,053.1	1,042.7
Property, net	578.1	596.7
Goodwill	591.7	590.6
Intangible assets, net	355.8	362.7
Other non-current assets	110.2	118.5
Total assets	$2,688.9	$2,711.2

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$61.9	$61.8
Accounts payable	382.1	365.9
Accrued expenses and other liabilities	110.8	173.5
Total current liabilities	554.8	601.2
Non-current liabilities:
Long-term debt	1,049.2	962.0
Pension and other post-retirement benefits	77.9	103.7
Deferred income taxes	92.8	88.8
Other non-current liabilities	155.1	178.3
Total non-current liabilities	1,375.0	1,332.8
Shareholders’ equity:
PolyOne shareholders’ equity	758.2	776.3
Noncontrolling interests	0.9	0.9
Total equity	759.1	777.2
Total liabilities and shareholders’ equity	$2,688.9	$2,711.2

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2015	2014
Operating Activities
Net income	$30.2	$29.2
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	25.1	32.8
Provision for doubtful accounts	—	0.2
Share-based compensation expense	1.9	3.8
Change in assets and liabilities, net of effect of acquisitions and divestitures:
Increase in accounts receivable	(55.8)	(81.7)
Decrease in inventories	7.4	5.9
Increase in accounts payable	22.2	43.2
Decrease in pension and other post-retirement benefits	(24.0)	(18.4)
Decrease in accrued expenses and other assets and liabilities - net	(64.8)	(89.9)
Net cash used by operating activities	(57.8)	(74.9)
Investing Activities
Capital expenditures	(15.1)	(17.5)
Proceeds from sale of equity affiliate and other assets	1.1	26.8
Net cash (used) provided by investing activities	(14.0)	9.3
Financing Activities
Repayment of long-term debt	—	(8.0)
Borrowings under credit facilities	274.7	20.9
Repayments under credit facilities	(187.4)	(20.9)
Purchase of common shares	(19.6)	(51.0)
Exercise of share awards	3.8	5.4
Cash dividends paid	(9.0)	(7.6)
Net cash provided (used) by financing activities	62.5	(61.2)
Effect of exchange rate changes on cash	(2.9)	(0.1)
Decrease in cash and cash equivalents	(12.2)	(126.9)
Cash and cash equivalents at beginning of period	238.6	365.2
Cash and cash equivalents at end of period	$226.4	$238.3

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended March 31,
	2015	2014
Sales:
Global Color, Additives and Inks	$208.5	$219.6
Global Specialty Engineered Materials	141.9	157.4
Designed Structures and Solutions	119.1	173.6
Specialty Platform	469.5	550.6
Performance Products and Solutions	175.9	207.6
PolyOne Distribution	265.7	284.1
Corporate and eliminations	(38.0)	(40.0)
Sales	$873.1	$1,002.3

Gross margin:
Global Color, Additives and Inks	$73.4	$74.9
Global Specialty Engineered Materials	43.0	42.6
Designed Structures and Solutions	13.8	26.2
Specialty Platform	130.2	143.7
Performance Products and Solutions	22.5	28.0
PolyOne Distribution	27.8	29.8
Corporate and eliminations	(10.7)	(13.3)
Gross margin	$169.8	$188.2

Selling and administrative expense:
Global Color, Additives and Inks	$39.6	$44.5
Global Specialty Engineered Materials	19.9	24.3
Designed Structures and Solutions	10.6	15.0
Specialty Platform	70.1	83.8
Performance Products and Solutions	11.0	12.0
PolyOne Distribution	12.1	12.6
Corporate and eliminations	6.5	23.4
Selling and administrative expense	$99.7	$131.8

Operating income:
Global Color, Additives and Inks	$33.8	$30.4
Global Specialty Engineered Materials	23.1	18.3
Designed Structures and Solutions	3.2	11.2
Specialty Platform	60.1	59.9
Performance Products and Solutions	11.5	16.0
PolyOne Distribution	15.7	17.2
Corporate and eliminations	(17.2)	(36.7)
Operating income	$70.1	$56.4

Specialty Platform consists of our three specialty segments: Global Specialty Engineered Materials; Global Color, Additives and Inks; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Income	2015	2014

Sales	$873.1	$1,002.3

Gross margin before special items	178.7	200.1
Special items in gross margin (Attachment 3)	(8.9)	(11.9)
Gross margin - GAAP	$169.8	$188.2

Gross margin, before special items, as a percent of sales	20.5%	20.0%

Operating income before special items	79.4	79.3
Special items in operating income (Attachment 3)	(9.3)	(22.9)
Operating income - GAAP	$70.1	$56.4

Operating income before special items as a percent of sales	9.1%	7.9%

The tables below reconcile pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income, before income taxes	$53.3	$9.3	$62.6	$39.9	$22.9	$62.8

Income tax (expense) - GAAP	(23.1)	—	(23.1)	(10.7)	—	(10.7)
Tax benefit on special items (Attachment 3)	—	(3.8)	(3.8)	—	(8.8)	(8.8)
Tax specials - expense/(benefit) (Attachment 3)	—	5.9	5.9	—	(1.6)	(1.6)
Income tax (expense)/benefit	$(23.1)	$2.1	$(21.0)	$(10.7)	$(10.4)	$(21.1)

Effective Tax Rate	43.3%		33.5%	26.8%		33.6%

Liquidity is calculated as follows:

As of March 31,
(In millions)	2015
Cash and cash equivalents	$226.4
Revolving credit availability	148.7
Liquidity	$375.1